UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2013

Pinnacle Foods Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35844

Delaware	35-2215019
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

399 Jefferson Road

Parsippany, New Jersey 07054

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2013, Pinnacle Foods Inc. (NYSE: PF) (“Pinnacle Foods”) entered into an asset purchase agreement (the “asset purchase agreement”) with Conopco, Inc., a New York corporation (“Unilever”), which is a subsidiary of Unilever PLC. Pursuant to the terms of the asset purchase agreement, Pinnacle Foods has agreed to acquire the Wish-Bone® salad dressings business, including the Wish-Bone® and Western® brands, from Unilever for a purchase price of $580.0 million in cash, subject to a post-closing adjustment based upon inventory of the business at closing.

The asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions, including an agreement for Unilever to provide certain transition services associated with the Wish-Bone® salad dressings business for three months following closing plus an option to extend for an additional three months. In addition, Pinnacle Foods has also agreed to Unilever manufacturing certain products for eighteen months following closing with an option to extend for an additional six months. Subject to regulatory approval and the satisfaction of customary closing conditions set forth in the asset purchase agreement, Pinnacle Foods expects the acquisition to close later in the third quarter or early fourth quarter of 2013.

Pinnacle Foods expects to fund the acquisition and related fees and expenses with cash on hand and new debt. Pinnacle Foods Finance LLC, a wholly-owned subsidiary of Pinnacle Foods, has received a financing commitment for an incremental term loan in an aggregate principal amount of up to $550.0 million from Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The foregoing summary of the asset purchase agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the asset purchase agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The asset purchase agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the asset purchase agreement or Wish-Bone® salad dressings business, including the Wish-Bone® and Western® brands. The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securityholders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in Pinnacle Foods’ public disclosures. Investors and securityholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01 Regulation FD Disclosure.

On August 12, 2013, Pinnacle Foods issued a press release announcing the execution of the asset purchase agreement described above, a copy of which is attached as Exhibit 99.1 to this report. The information in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Pinnacle Foods will host a live conference call to discuss this transaction at 5:00 p.m. (ET) on August 12, 2013. As stated in the press release, the conference call will be webcast live from Pinnacle Foods’ website at www.pinnaclefoods.com under the Investor Center section. The conference call may also be accessed by telephone at the phone numbers set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Inc.

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: August 12, 2013

Index to Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of August 11, 2013, between Conopco, Inc. and Pinnacle Foods Inc. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are not filed herewith. The Asset Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. Pinnacle Foods undertakes to provide such schedules and exhibits to the SEC upon request.

99.1	Press Release of Pinnacle Foods Inc. dated August 12, 2013, furnished pursuant to Item 7.01.